Exhibit 10.22

NOVATION COMPANIES, INC.
AMENDED AND RESTATED RESTRICTED STOCK AWARD AGREEMENT
TO NON-EMPLOYEE DIRECTOR
(Shares Subject to Forfeiture)
This Amended and Restated Restricted Stock Award Agreement (the “Agreement”) is by and between Novation Companies, Inc., a Maryland corporation (formerly known as NovaStar Financial, Inc., the “Corporation”), and Howard M. Amster (“Director”), and is effective as of March 2, 2015. This Agreement amends and restates that certain Restricted Stock Award Agreement between the Corporation and Director dated as of August 9, 2011 (the “Existing Award”).

Pursuant to Section 5(a) of the Novation Companies, Inc. 2004 Incentive Stock Plan, as amended and restated (the “Plan”), the Corporation’s Board of Directors (the “Board”) has determined that the Director is to be granted a restricted stock award of shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), on the terms and conditions set forth herein, and the Board hereby grants such award. Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

In consideration of the mutual covenants and representations set forth herein, the Corporation and Director agree as follows:

1.Grant of Stock. Subject to the terms and conditions of this Agreement and pursuant to the Plan, the Corporation hereby grants to Director 180,000 shares of the Corporation’s Common Stock (the “Stock”) subject to vesting and forfeiture pursuant to Section 2.

2.    Vesting and Forfeiture Restrictions. The Stock shall be subject to vesting and forfeiture as set forth in this Section 2:

(a)    In the event Director shall cease to serve as a director on the Board for any reason before all or any portion of the Stock has vested as set forth in Section 2(b), one-hundred percent (100%) of the non-vested portion of the Stock shall be immediately forfeited to the Corporation.

(b)    The Stock shall vest in 6 equal annual installments of 30,000 shares, commencing on August 9, 2012 and continuing on August 9th of each calendar year through 2017, provided that Director remains in continuous service as a director with the Corporation on each such date that any portion of the Stock is scheduled to vest. Notwithstanding the preceding sentence, any non-vested and non-forfeited Stock shall be immediately vested upon (i) the death or Disability (interpreted as though the Director were covered under the Corporation’s disability program or policy) of the Director while serving as a director of the Corporation or (ii) upon Director’s resignation from the Board or decision not to stand for re-election to the Board after reaching (A) the age of 65 following a term on the Board for a continuous period of 10 years or more or (B) the age of 55 following a term on the Board for a continuous period of 20 years or more.

(c)    The rights of Director upon a Change of Control of the Corporation shall be determined in accordance with Section 10(g) of the Plan (as amended and restated March 2, 2015). Director expressly consents to such Section 10(g) and to the definition of “Change of Control” in Section 1, paragraph 6(b) and the terms and conditions of the Plan (as amended and restated March 2, 2015).

3.    Responsibility for Tax Payments. The Director shall be responsible for all income and other taxes incurred by the Director in connection with this award under this Agreement, including, without limitation, in connection with the issuance or vesting of Stock.

4.    Corporate Transactions. In the event of a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the number of shares of non-vested

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Stock shall be adjusted accordingly to preserve the benefits or potential benefits of the awards in a manner consistent with the Plan. In such event, any and all new, substituted or additional securities or other property to which Director is entitled by reason of his ownership of non-vested Stock shall be immediately subject to this Agreement and be subject to all risks of forfeiture and other restrictions as the Stock with the same force and effect under this Agreement.  Any and all such new, substituted, or additional securities or other property to which Director is entitled by reason of his ownership of the shares of Stock subject to this Agreement shall become vested, released from all restrictions and otherwise released and paid to the Director on the date that the forfeiture and other restrictions lapse with respect to the underlying Stock to which it relates.

5.    Restriction on Transfer. Director shall not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of the non-vested Stock which remain subject to the forfeiture restrictions. Notwithstanding the foregoing, the Director may transfer all or any portion of the Stock to a trust or trusts for the exclusive benefit of the Director and his spouse, qualified domestic partner, children or grandchildren or any other persons related to the Director as may be approved by the Administrator.

The Corporation shall not be required (i) to transfer on its books any shares of Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares of Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

6.    Legend. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Novation Companies, Inc. 2004 Incentive Stock Plan, as amended, and an Amended and Restated Restricted Stock Award Agreement entered into and between the registered owner and Novation Companies, Inc. Copies of the plan and agreement are on file in the offices of Novation Companies, Inc.”

7.    Limitations on Disposition. The Director shall in no event make any disposition of all or any portion of the Stock unless and until:

(a)    The shares of Stock proposed to be transferred are vested and no longer subject to the forfeiture restrictions set forth in Section 2; and

(b)    If Director is, or is likely deemed to be, an affiliate of the Corporation, the disposition is made (i) pursuant to an effective registration statement filed and effective with the Securities and Exchange Commission (or successor agency), (ii) pursuant to the applicable provisions of Rule 144 of the Securities Act of 1933, as amended (or successor statute or regulation) or (iii) in a manner that is otherwise exempt from such registration requirements in the opinion of counsel acceptable to the Corporation.

8.    Section 83(b) Election. The Director understands that Section 83 of the Code taxes as ordinary income the difference between the amount paid for the Stock and the fair market value of the Stock as of the date any restrictions on the Stock lapse. In this context, “restriction” means the forfeiture restrictions on the Stock. Since the Corporation has registered its Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “restriction” with respect to officers, directors and 10% shareholders also means the six-month period during which such officers, directors and 10% shareholders are subject to suit under Section 16(b) of the Exchange Act. The Director understands that if such provision is applicable to him he may elect to be taxed at the time of grant rather than when and as the forfeiture restrictions expire, or six-month Section 16(b) period expires, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the date of grant. The form for making this election is attached as Exhibit A hereto. The Director understands that failure to make this filing timely will result in the recognition of ordinary income by the Director, as the forfeiture restrictions lapse, or after the lapse of the six-month Section 16(b) period, on the difference between the purchase price and the fair market value of the Stock at the time such restrictions lapse.

The Director acknowledges that it is the Director’s sole responsibility, and not the Corporation’s, to file timely the election under Code Section 83(b) and under any corresponding provisions of state tax law, even if the Director requests the Corporation or its representatives to make this filing on the Director’s behalf.

9.    Escrow. As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Director’s Stock free of legends upon lapse of the forfeiture restrictions herein provided for, the Director agrees to deposit with the Secretary of the Corporation, or such other person designated by the Corporation, as escrow agent in this transaction (the “Escrow Agent”), the Stock, to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Corporation and the Director set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

10.    Miscellaneous.

(a)    Subject to the provisions and limitations hereof, Director may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Stock, including, but not limited to, voting and dividend rights. In the event of a stock dividend, any and all new securities to which Director is entitled by reason of his ownership of non-vested Stock shall be immediately subject to this Agreement and be subject to all risks of forfeiture and other restrictions as the Stock with the same force and effect under this Agreement.  Any and all such new securities to which Director is entitled by reason of his ownership of the shares of Stock subject to this Agreement shall become vested, released from all restrictions and otherwise released and paid to the Director on the date that the forfeiture and other restrictions lapse with respect to the underlying Stock to which it relates.

(b)    The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(c)    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Director at his address shown on the Corporation’s corporate records and to the Corporation at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten days’ advance written notice to the other party hereto.

(d)    The Corporation may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, the Director’s heirs, legatees, executors and administrators.

(e)    Director hereby authorizes and directs the Secretary or the transfer agent of the Corporation to transfer the Stock upon forfeiture, if any, from Director to the Corporation.

(f)    Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Board to terminate Director’s service, for any reason, with or without cause.

(g)    The failure of the Corporation to enforce at any time any provision on this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(h)    This Agreement shall be governed by and construed according to the laws of the State of Maryland without regard to its principles of conflict of laws.

(i)    The Plan is hereby incorporated by reference and made a part hereof, and this Agreement is subject to all terms and conditions of the Plan.

(j)    This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto. This Agreement replaces and supersedes the Existing Award in its entirety.

(k)    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

NOVATION COMPANIES, INC.

/s/ Rodney E. Schwatken
Rodney E. Schwatken, Chief Financial Officer
Address:	2114 Central Street, Suite 600
Kansas City, MO 64108

/s/ Howard M. Amster
By:	Howard M. Amster
Address:

EXHIBIT A

FORM OF ELECTION TO INCLUDE VALUE OF RESTRICTED
PROPERTY IN GROSS INCOME IN YEAR OF
TRANSFER UNDER SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.     The name, address and taxpayer identification number of the undersigned are:

Name:    : Howard M. Amster
Address:
SSN:

2.     Description of property with respect to which the election is being made:
[ ] shares of restricted Common Stock, par value $0.01 per share, of Novation Companies, Inc., a Maryland corporation.

3.	The date on which the property is transferred and the taxable year for which the election is being made:
[ ]; [ ].

4.     The nature of the restrictions to which the property is subject:
The shares vest in [ ] equal annual installments of [ ] shares commencing [ ]. Any unvested shares are forfeited upon removal or resignation from the board of directors.

5.     Fair Market Value:
The fair market value at the time of transfer is $[ ] per share.
6.     Amount Paid for the Property:
The amount paid for the property by the undersigned is $0.00.

7.     Furnishing Statement to Employer:
A copy of this statement has been furnished to Novation Companies, Inc.

Dated: [ ]

Name:

EXHIBIT B
JOINT ESCROW INSTRUCTIONS
[Date]
Rodney E. Schwatken
c/o Novation Companies, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
Dear Sir:
As Escrow Agent for the undersigned parties, Novation Companies, Inc., a Maryland corporation (the “Corporation”), and Howard M. Amster (“Director”), you are hereby authorized and directed to hold the Stock deposited with you pursuant to the terms of that certain Amended and Restated Restricted Stock Award Agreement (the “Agreement”) between the Corporation and the Director, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions (capitalized terms used herein shall have the meanings set forth in the Agreement):
1.The Director irrevocably authorizes the Corporation to deposit with you the shares of Stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. The Director does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of the Agreement, the Director shall have all rights and privileges of a shareholder of the Corporation while the Stock is held by you.
2.    Upon written request of the Director or the Director’s personal representative, the Corporation will confirm to you in writing the number of shares of Stock that are no longer subject to the forfeiture restrictions. Promptly after your receipt of such confirmation, you will deliver to the Director or the Director’s personal representative such number of shares of Stock as are not then subject to the forfeiture restrictions and have not been previously delivered to the Director or the Director’s personal representative. Such shares will be free of legends.
3.    If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to the Director, you shall deliver all of same to the Director and shall be discharged of all further obligations hereunder.
4.    Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
5.    You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for the Director while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith. The Corporation shall indemnify and hold the Escrow Agent harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, attorney fees or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against it or them hereunder and under the Agreement, except for any of the foregoing incurred in connection with, or arising out of, the Escrow Agent’s willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties hereunder.
6.    You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and you are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
7.    You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
8.    You shall not be liable for relinquishing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
9.    You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel. Such counsel’s reasonable compensation shall be paid by the Corporation.
10.    Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.
11.    You are authorized to employ as agents banks, brokerage firms or other financial institutions to hold in safekeeping any certificates, instruments or other documents delivered to you hereunder and to perform other services such as sale of securities, recordkeeping and other administrative services as you may deem appropriate. Any or all of the shares of Stock being deposited with you may be held in book entry form at the Corporation’s custodian, properly marked to indicate your interest therein. All fees and expenses of such agents shall be paid by the Corporation. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
12.    It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
13.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.
CORPORATION:
Novation Companies, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
DIRECTOR:
Howard M. Amster
ESCROW AGENT:
Rodney E. Schwatken
c/o Novation Companies, Inc.
2114 Central Street, Suite 600
Kansas City, MO 64108
14.    By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.
15.    Your duties under these Joint Escrow Instructions shall terminate upon the forfeiture of the Stock or the expiration of the forfeiture restrictions as to all shares of Stock covered thereby and the delivery of the certificates evidencing the Stock to the party entitled thereto.
16.    This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.
Very truly yours,
NOVATION COMPANIES, INC.
By:
Title:
DIRECTOR:

Howard M. Amster
ESCROW AGENT:

Rodney E. Schwatken

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